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                                    [LETTERHEAD]

                                   (614) 227-2326


                                    July 24, 1998

Board of Directors
Fix-Corp International, Inc.
3637 South Green Road, Suite 201
Beachwood, Ohio  44122

Gentlemen:

     Reference is made to the filing by Fix-Corp International, Inc., a Delaware corporation (the "Company"), of Amendment No. 1 to the Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of _________ shares of the Company's Common Stock, $.001 par value per share (the "Common Stock").

     We have examined the Company's corporate records, including its Restated and Amended Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificates and such other documents and information as we have deemed necessary or relevant under the circumstances.

     Based upon the foregoing, we are of the opinion that the Company is a duly incorporated and legally existing corporation under the laws of the State of Delaware. We are also of the opinion, based on the foregoing and assuming compliance with applicable federal and state securities laws, that the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants described in the Registration Statement will be, when converted or exercised pursuant to their terms, validly issued and outstanding, fully paid and non-assessable.



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Board of Directors
Fix-Corp International, Inc.
July 24, 1998
Page 2

     We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel of the Company, and we hereby consent to the filing of the opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        BRICKER & ECKLER LLP


                                        /s/ Steven R. Kerber
                                        ---------------------------------
                                        Steven R. Kerber
                                        A Partner